UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2008
WELLS FARGO & COMPANY (Exact Name of Registrant as Specified in Its Charter)
Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

420 Montgomery Street, San Francisco, California 94104
(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On December 31, 2008, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of October 3, 2008 (the “Merger Agreement”) between Wells Fargo & Company (“Wells Fargo”) and Wachovia Corporation (“Wachovia”), as amended, Wells Fargo and Wachovia completed the merger (the “Merger”) in which Wachovia merged with and into Wells Fargo, with Wells Fargo as the surviving corporation.

     Pursuant to the Merger Agreement, (i) each share of Wachovia common stock outstanding at the effective time of the Merger was converted into the right to receive 0.1991 of a share of Wells Fargo common stock, plus cash in lieu of fractional shares, (ii) (a) each Wachovia Dividend Equalization Preferred Share was converted into one-one thousandth of a Wells Fargo Dividend Equalization Preferred Share (the “Wells Fargo DEPs”), (b) each Wachovia Depositary Share representing a 1/40th interest in a share of 8.00% Non-Cumulative Perpetual Class A Preferred Stock, Series J of Wachovia was converted into one Wells Fargo Depositary Share representing a 1/40th interest in a share of 8.00% Non-Cumulative Perpetual Class A Preferred Stock, Series J of Wells Fargo (the “Wells Fargo Depositary Shares”), (c) each share of Wachovia Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series K was converted into one share of Wells Fargo Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series K (the “Wells Fargo Series K Preferred Stock”), and (d) each share of Wachovia 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L was converted into one share of Wells Fargo 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L (the “Wells Fargo Series L Preferred Stock”), and (iii) each option to purchase Wachovia common stock and other equity-based award of Wachovia then outstanding was converted into an option or other equity-based award for shares of Wells Fargo common stock.

     The Wells Fargo Depositary Shares are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “WFCPrJ” and have the CUSIP number 949746879. The Wells Fargo Series L Preferred Stock is listed on the NYSE under the ticker symbol “WFCPrL” and has the CUSIP number 949746804. The Wells Fargo Series K Preferred Stock and the Wells Fargo DEPs are not exchange-listed and have the CUSIP numbers 949746PM7 and 949746887, respectively.

     On January 1, 2009, Wells Fargo issued a press release announcing the completion of the Merger, a copy of which is attached as Exhibit 99.1 hereto.

Item 3.03 Material Modification to Rights of Security Holders.

     In connection with completion of the Merger, Wells Fargo, pursuant to supplemental indentures dated as of December 31, 2008, assumed all of the outstanding guarantee obligations of Wachovia Corporation with respect to the following trust preferred securities: the 5.80% Fixed-to-Floating Rate Normal Wachovia Income Trust Securities of Wachovia Capital Trust III, 6.375% Trust Preferred Securities of Wachovia Capital Trust IV, 6.375% Trust Preferred Securities of Wachovia Capital Trust IX and the 7.85% Trust Preferred Securities of Wachovia Capital Trust X (collectively, the “Wachovia Trust Preferred Securities”). The Wachovia Trust Preferred Securities (including the associated guarantee obligations) will continue to be listed on the NYSE under their existing ticker symbols. Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934 (the “Exchange Act”), the Wells Fargo guarantee obligations respecting the Wachovia Trust Preferred Securities are deemed registered under Section 12(b) of the Exchange Act.

     In connection with the Merger, Wells Fargo also assumed all of the outstanding obligations of Wachovia Corporation under the following securities formerly of Wachovia Corporation: Participating Index Notes (PINS) TEES Targeted Efficient Equity Securities Linked to the S&P 500® Index due August 19, 2009; ASTROS (ASseT Return Obligation Securities) Linked to the Nikkei 225(R) Index Due March 2, 2010; ASTROS (ASseT Return Obligation Securities) Linked to a Global Basket of Indices due February 2, 2010; ASTROS (ASseT Return Obligation Securities) Linked to the Dow Jones Global Titans 50 Index due March 3, 2010; ASTROS (ASseT Return Obligation Securities) Linked to the Global Equity Basket (Series 2005-2) due May 5, 2010; Exchangeable Notes Linked to the Common Stock of Three Oil Industry Companies due December 15, 2010; and ASTROS (ASseT Return Obligation Securities) Linked to the Metals – China Basket due January 28, 2009 (Collectively, the “Wachovia Linked Securities”). The Wachovia Linked Securities will continue to be listed on the NYSE Alternext under their existing ticker symbols. Pursuant to Rule 12g-3(a) under the Exchange Act, the Wells Fargo obligations with respect to the Wachovia Linked Securities are deemed registered under Section 12(b) of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

     Wells Fargo intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(b) Pro Forma Financial Information.

     Wells Fargo intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(d) Exhibits.

Exhibit No. 99.1	Description Press release dated January 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2009                                                          WELLS FARGO & COMPANY
                                                                                                  By:         /s/ James M. Strother
                                                                                                                  James M. Strother
                                                                                                                  Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No. 99.1	Description Press release dated January 1, 2009